UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 7, 2007
Date of Report (Date of earliest event reported)
BLACKBOARD INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-50784 (Commission File Number No.)	52-2081178 (IRS Employer Identification \ No.)
1899 L Street, N.W.
Washington, D.C. 20036
(Address of principal executive offices)
(202) 463-4860
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
      On June 7, 2007, at the Blackboard Inc. (the “Registrant”) Annual Meeting of Stockholders, the Registrant’s stockholders approved an amendment to the Registrant’s Amended and Restated 2004 Stock Incentive Plan (as amended, the “2004 Plan”) to increase the number of shares authorized for issuance under the 2004 Plan from 4,600,000 to 5,800,000.

     SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBOARD INC.
Dated: June 8, 2007	By:	/s/ Matthew H. Small
Matthew H. Small
Chief Legal Officer